As filed with the Securities and Exchange Commission on February 28, 2018.

Registration No. 333-208817

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3 to

FORM F-1

XTL Biopharmaceuticals Ltd.

(Exact name of registrant as specified in its charter)

Israel	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5 Badner St.

Ramat Gan, Israel, 5218102

Tel: (972) 3-6116600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

c/o Corporation Trust Company

Corporation Trust Center

1209 N. Orange Street

Wilmington, DE 19801

(800) 677-3394

(Name, Address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Gregory Sichenzia, Esq.	Ronen Kantor, Adv.
Avital Perlman, Esq.	Ron Soulema, Adv.
Sichenzia Ross Ference Kesner LLP	Doron Tikotzky Kantor Gutman & Amit Gross.
1185 Avenue of the Americas	7 Metsada St.
New York, NY 10036	Bnei Brak, Israel 5126112
Tel: (212) 930-9700	Tel: (972) 3-6133371
Fax: (212) 930-9725	Fax: (972) 3-6133372

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.          ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.           ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.          ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.          ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

XTL Biopharmaceuticals Ltd. (the “Registrant”) is filing this Amendment No. 3 (the “Amendment”) to its Registration Statement on Form F-1 (Registration Statement No. 333-208817) (the “Registration Statement”) to file Exhibit 5.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature page, the Exhibit Index and Exhibit 5.1. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules

(a)	Exhibits

See Exhibit Index.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

The Registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, the registrant is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

(b)	Financial Statement Schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the consolidated financial statements and related notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ramat Gan, State of Israel on this 28th day of February 2018.

XTL Biopharmaceuticals Ltd.

By:	/s/ Joshua Levine
Joshua Levine
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Name	Title	Date

Chief Executive Officer
/s/ Joshua Levine	(principal executive officer)	February 28, 2018
Joshua Levine

/s/ Itay Weinstein	Chief Financial Officer
Itay Weinstein	(principal financial officer and principal
	accounting officer)	February 28, 2018

/s/ *	Chairman of the Board
Shlomo Shalev		February 28, 2018

Director
Alexander Rabinovich		February 28, 2018

/s/ *	Director
Osnat Hillel Fain		February 28, 2018

/s/ *	Director
Oded Nagar		February 28, 2018

/s/ *	Director
Jonathan Schapiro		February 28, 2018

/s/ *	Director
Dobroslav Melamed		February 28, 2018

/s/ *	Director
Doron Turgeman		February 28, 2018

* By executing his name hereto, Joshua Levine is signing this document on behalf of the persons indicated above pursuant to the powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

By:	/s/ Joshua Levine
Joshua Levine
February 28, 2018

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, as the duly authorized representative of XTL Biopharmaceuticals Ltd. in the United States, signed this registration statement on February 28, 2018.

XTL Biopharmaceuticals Ltd.

By:	/s/ Joshua Levine
Name: Joshua Levine

EXHIBIT INDEX

3.1	Articles of Association (9)

4.1	Form of Share Certificate (including both Hebrew and English translations) (2)

4.2	Form of American Depositary Receipt (included in Exhibit 10.1)

5.1	Opinion of Doron Tikotzky Kantor Gutman & Amit Gross., Israeli counsel to the Registrant*

10.1	Deposit Agreement, dated as of August 31, 2005, by and between XTL Biopharmaceuticals Ltd., The Bank of New York, as Depositary, and each holder and beneficial owner of American Depositary Shares issued thereunder (1)

10.2	2001 Share Option Plan dated February 28, 2001 (1)

10.3	2011 Share Option Plan dated August 29, 2011 (6)

10.4	Research and License Agreement Between Yeda Research and Development Company Ltd., Mor Research Applications Ltd., Biogal Ltd. (under its previous name Haverfield Ltd.) and Biogal Advanced Biotechnology Ltd. dated January 7, 2002 (3) †

10.5	Amendment to Research and License Agreement Between Yeda Research and Development Company Ltd., Mor Research Applications Ltd., Haverfield Ltd. and Biogal Advanced Biotechnology Ltd. effective as of April 1, 2008 (3) †

10.6	Option to License Agreement, dated as of September 1, 2010, between XTL Biopharmaceuticals Ltd. and Yeda Research and Development Company Limited (4)

10.7	License Agreement dated January 7, 2014, by and between Yeda Research and Development Company Limited and XTL Biopharmaceuticals Ltd (5)

10.8	Form of First Amendment to License Agreement by and by and between Yeda Research and Development Company Limited and XTL Biopharmaceuticals Ltd. (6)

10.9	Form of Employment Agreement dated September 11, 2013 between XTL Biopharmaceuticals Ltd. and Joshua Levine (6)

10.10	Form of Employment Agreement dated January 9, 2014 between XTL Biopharmaceuticals Ltd. and David Kestenbaum (6)

10.11	Form of Consulting Agreement dated January 1, 2015 between XTL Biopharmaceuticals Ltd. and Schapiro Education Ltd. (6)

10.12	Form of Employment Agreement dated June 11, 2017 between XTL Biopharmaceuticals Ltd. and Joshua Levine (10)

10.13	Letter Agreement between Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, and XTL Biopharmaceuticals Ltd. dated November 7, 2016 (7)

10.14	Amendment to Letter Agreement between Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, and XTL Biopharmaceuticals Ltd. dated February 16, 2017 (7)

10.15	Form of Securities Purchase Agreement dated February 17, 2017 (7)

10.16	Form of Warrant issued February 21, 2017(7)

10.17	Form of Securities Purchase Agreement dated March 7, 2017 (8)

10.18	Form of Warrant issued March 10, 2017(8)

21.1	List of Subsidiaries (6)

23.1	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Ltd (10)

23.2	Consent of Doron Tikotzky Kantor Gutman & Amit Gross (included in Exhibit 5.1)*

24.1	Power of Attorney (6)

*	Filed herewith.
†	Certain confidential information contained in this exhibit was omitted.

(1)	Incorporated by reference from the registration statement on F-6 filed with the Securities and Exchange Commission on November 28, 2007, as it may be amended or restated.
(2)	Incorporated by reference from the annual report on Form 20-F filed by XTL Biopharmaceuticals Ltd. with the Securities and Exchange Commission on March 23, 2007
(3)	Incorporated by reference from the annual report on Form 20-F filed by XTL Biopharmaceuticals Ltd. with the Securities and Exchange Commission on April 6, 2009.
(4)	Incorporated by reference from the annual report on Form 20-F filed by XTL Biopharmaceuticals Ltd. with the Securities and Exchange Commission on May 30, 2011
(5)	Incorporated by reference from the annual report on Form 20-F filed by XTL Biopharmaceuticals Ltd. with the Securities and Exchange Commission on April 2, 2014
(6)	Incorporated by reference from the registration statement on F-1 filed with the Securities and Exchange Commission on December 31, 2015
(7)	Incorporated by reference from the current report on Form 6-K filed by XTL Biopharmaceuticals Ltd. with the Securities and Exchange Commission on February 22, 2017
(8)	Incorporated by reference from the current report on Form 6-K filed by XTL Biopharmaceuticals Ltd. with the Securities and Exchange Commission on March 9, 2017
(9)	Incorporated by reference from the registration statement on Form 20-F filed with the Securities and Exchange Commission on August 10, 2005
(10)	Incorporated by reference from the registration statement on Form F-1 filed with the Securities and Exchange Commission on February 1, 2018